Exhibit 99.1

eGAIN ANNOUNCES FINANCIAL RESULTS FOR THE THIRD FISCAL QUARTER

COMPANY CONTINUES TO MAKE PROGRESS ON KEY FINANCIAL METRICS

•	Total revenue of $6.1 million up 31% from the comparable year-ago quarter

•	License revenue of $1.8 million up 74% from the comparable year-ago quarter

•	GAAP operating income of $322,000 compared to an operating loss of $475,000 in the comparable year-ago quarter

•	GAAP net income of $88,000, or $0.01 per share, compared to a net loss of $725,000, or $(0.05) per share, in the comparable year-ago quarter.

Mountain View, Calif. (May 08, 2006) – eGain Communications Corporation (OTC: EGAN.OB), a leading provider of customer service and contact center software, today announced financial results for the third quarter of fiscal year 2006 ended March 31, 2006.

Total revenue for the third fiscal quarter was $6.1 million, an increase of 31% or $1.5 million from the comparable year-ago quarter. License revenue was $1.8 million, an increase of 74% or $788,000 from the comparable year-ago quarter. Support and services revenue was $4.3 million, an increase of 19% or $668,000 from the comparable year-ago quarter.

Net income for the third fiscal quarter was $88,000, or $0.01 per share, compared to a net loss of $725,000, or $(0.05) per share, for the same quarter a year ago. Net income for the third fiscal quarter included stock based compensation of $62,000 and interest and tax expense of $240,000. Net loss for the comparable year-ago quarter included interest and tax expense of $256,000, and no stock-based compensation expense.

Total cash and cash equivalents were $5.5 million at March 31, 2006, compared to $4.5 million at June 30, 2005 and $4.9 million at December 31, 2005. The $623,000 net increase in cash this quarter reflects approximately $1.1 million of cash provided from operations, compared to $1.2 million of cash used in operations in the same quarter a year ago. Days sales outstanding in receivables for the March 31, 2006 quarter were 68 days compared to 66 days for the comparable year-ago quarter. Deferred revenues totaled $4.7 million at March 31, 2006, up 17% from $4.0 million at the prior year.

“We are pleased with our overall financial and operational performance this quarter and we feel the company is continuing to make progress,” said Ashu Roy, eGain CEO. “This puts our fiscal year-to date revenue growth at 19%, near the high end of the range we set at the beginning of the year. We continue to a see growing demand for our multi-channel customer interaction hub solutions and plan to continue to make investments into our business operations to capitalize on this demand.”

Guidance for Fiscal Year 2006

•	Revenue is anticipated to be in the range of approximately $22 million to $24 million.

•	Diluted non-GAAP EPS (excluding stock-based compensation expense) is anticipated to be in the range of approximately $0.01 to $0.05.

•	Diluted GAAP EPS is currently anticipated to be in the range of approximately $(0.02) to $0.02. EPS numbers are based on an estimated average of 15.3 million diluted shares.

•	Cash flow from operations is currently anticipated to be positive.

About eGain Communications Corporation

eGain is a provider of customer service and contact center software and services, trusted by world-class companies to achieve and sustain customer service excellence for over a decade. eGain Service 7™, the company’s software suite, available licensed or hosted, includes integrated applications for customer email management, live web collaboration, service fulfillment, knowledge management, and web self-service. These robust applications are built on the eGain Service Management Platform ™ (eGain SMP™), designed to be a scalable next-generation framework that includes end-to-end service process management, multi-channel, multi-site contact center management, a flexible integration approach, and certified out-of-the-box integrations with leading call center, content and business systems.

To find out more about eGain, visit http://www.eGain.com or call the company’s offices—United States: (888) 603-4246 ext. 9; London: +44 (0) 1753-464646

# # #

Cautionary Note Regarding Forward-looking Statements

All statements in this release that involve eGain’s plans, forecasts, beliefs, projections, expectations, strategies and intentions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products; the anticipated customer benefits from eGain products; increased competition and technological changes in the markets in which eGain competes; eGain’s ability to manage its expenditures; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 28, 2005, and the company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact:	Investor Contact:

Jamie Abayan	IRegain@eGain.com

650-230-7532

PR@eGain.com

eGain Communications Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2006	June 30, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,479	$4,498
Restricted cash	12	12
Accounts receivable, net	4,627	4,590
Prepaid and other current assets	846	1,125

Total current assets	10,964	10,225

Property and equipment, net	1,082	741
Goodwill, net	4,880	4,880
Other assets	305	58

Total assets	$17,231	$15,904

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,031	$1,109
Accrued compensation	1,486	1,386
Accrued liabilities	1,151	1,190
Deferred revenue	4,676	4,144
Current portion of accrued restructuring	—	17
Current portion of bank borrowings	1,393	1,585

Total current liabilities	9,737	9,431

Related party notes payable	8,369	7,579
Bank borrowings, net of current portion	92	69
Other long term liabilities	220	229

Total liabilities	18,418	17,308

Stockholders' deficit:
Common stock	15	15
Additional paid-in capital	315,682	315,467
Notes receivable from stockholders	(73)	(72)
Accumulated other comprehensive loss	(489)	(456)
Accumulated deficit	(316,322)	(316,358)

Total stockholders' deficit	(1,187)	(1,404)

	$17,231	$15,904

eGain Communications Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
Revenue:
License	$1,859	$1,071	$5,249	$3,728
Support and Services	4,275	3,607	12,117	10,858

Total revenue	6,134	4,678	17,366	14,586
Cost of license	29	57	215	306
Cost of support and services	1,828	1,569	5,130	4,536

Gross profit	4,277	3,052	12,021	9,744

Operating costs and expenses:
Research and development	782	571	2,199	1,633
Sales and marketing	2,588	2,127	6,973	6,434
General and administrative	585	815	1,953	2,413
Restructuring and other	—	14	—	(944)

Total operating costs and expenses	3,955	3,527	11,125	9,536

Income from operations	322	(475)	896	208
Non-operating income (expenses)	(234)	(250)	(860)	(773)

Net income / (loss)	88	(725)	36	(565)

Dividends on convertible preferred stock	—	—	—	(3,732)

Net income / (loss) applicable to common stockholders	$88	$(725)	$36	$(4,297)

Per share information:
Basic and diluted net income / (loss) per common share	$0.01	$(0.05)	$0.00	$(0.54)

Weighted average shares used in computing basic and diluted net income / (loss) per common share	15,305	15,288	15,303	7,885

Below is a summary of stock-based compensation included in the costs and expense above:
Cost of support and services	$7	$—	$27	$—
Research and development	9	—	39	—
Sales and marketing	27	—	64	—
General and administrative	19	—	83	—

	$62	$—	$213	$—